1 Q1 2026 Investor Presentation May 5, 2026

2 Certain statements contained in this presentation, other than purely historical information, including, but not limited to estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. Statements preceded by, followed by or that otherwise include the word “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. These factors include those listed under “Risk Factors” in Part I, Item 1A of our Form 10-K for the fiscal year ended December 28, 2025, Part II, Item 1A of our subsequent Forms 10-Q and other filings with the SEC. The forward-looking statements included in this document are made as of the date of this presentation and, except pursuant to any obligations to disclose material information under the federal securities laws, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this presentation. Forward Looking Statements

3 MasterBrand Overview #1 North American residential cabinet manufacturer Key brands 1 Based on 2025 Net Sales 2 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP metrics. Please see Appendix for definitions and corresponding reconciliations to historical GAAP measures MasterBrand at a glance 1 ~60% Net sales to R&R 7,900+ Dealer network $298 million 2025 Adjusted EBITDA2 12,500+ Employees 20+ Manufacturing facilities MasterBrand key financial metrics 1 $2.7 billion 2025 Net sales 2

The MasterBrand Story

OUR PURPOSE

Building great experiences together

OUR VISION

Build on our rich history by innovating how we work and what we offer to delight our customers

OUR CULTURE

Make the team better
Be bold
Champion improvement

PRE-SPIN-OFF

Industry Leader
Largest distribution network

Product & Brand Portfolio
Leader amongst peers

Operational Excellence
At Scale

DELIVERED THROUGH THE MASTERBRAND WAY

TODAY

Align to Grow
Deliver on the unique needs of each customer

Lead through Lean
Engage teams and foster problem-solving

Tech Enabled
Drive profitable growth and transform the way we work through digital, data, and analytics

4

5

6 Industry Leading Customer Base MasterBrand channel mix 1 55% Dealer: provide customer education, service and design consultation 32% Retail: common box products that offer some customization along with in-stock, semi- custom and premium products 13% Builder: sold directly and highly correlated to single-family housing starts Dealer Retail Builder MasterBrand has a leadership position across channels… Overview of primary sales channels in the US and Canada: Dealer Channel Retailers / Home Center Channel Builder Channel Primary End Market Exposure R&R / New Home Construction R&R New Home Construction Customer Concentration Low High Medium Fragmented network: Requires broad products and regional presence to address and allows for a variety of consumer touch points Multi-brand strategy: Dealers offer multiple brands, enabling trade up and down to drive sales High retention rate: Physical showroom investments and sales training drive retention  …and why it matters 1 Based on 2025 Net Sales

7 Multi-Branded Strategy Across Price Points and Products

Integrated Manufacturing Network & Strong Track Record of Continuous Improvement

OLD MODEL: **10+ product platform / plant silos**

Assets + Capabilities + Product + Specs

NEW MODEL: **4 construction-specific product platforms**

- Networked manufactured footprint
- Capability duplication aligned to demand
- Aligned product continuum

✓ Footprint optimization

✓ Proven tools of our business system, enable product portfolio simplification

✓ Continuous improvement culture

✓ Efficient capital spending profile

8

9 Brings Together Two Highly Complementary American Businesses, Benefitting Customers, Associates, and Shareholders Fortifies Financial Profile and Enhances Capital Flexibility Expects to unlock Meaningful Cost Synergies and Commercial Growth Opportunities to Accelerate and Amplify Value Creation • Expects annual run-rate cost synergies of $90M by the end of year three, following close1 • Anticipates accretion to adjusted diluted EPS in year two, following close For additional details, please see the full transaction presentation on the MasterBrand investor relations website Enhances the Industry’s Most Diversified Portfolio of World-Class Cabinet Brands and Products Covering the Full Price Spectrum 1 Synergy expectations are based on assumptions and analysis as of the merger announcement. Following close, estimates will be reassessed in the context of the current operating environment, and updated guidance is expected to be provided as appropriate MasterBrand + American Woodmark: Compelling Strategic Combination with Clear Value Drivers

Q1 2026 Highlights

Financial Results

($ in millions, except per share amounts)	Q1 2026	Q1 2025	B/(W)
Net Sales	$ 618.0	$ 660.3	(6.4)%
Gross Profit	$ 156.6	$ 202.2	(22.6)%
Gross Profit Margin	*25.3 %*	*30.6 %*	*(530) bps*
SG&A	$ 155.9	$ 154.0	1.2 %
Net (loss) Income	$ (15.4)	$ 13.3	(215.8)%
Net (loss) Income Margin	*(2.5)%*	*2.0 %*	*(450) bps*
Adjusted EBTIDA[1]	$ 28.0	$ 67.1	(58.3)%
Adjusted EBITDA Margin[1]	*4.5 %*	*10.2 %*	*(570) bps*
Diluted (Loss) Earnings Per Share(GAAP)	$ (0.12)	$ 0.10	(220.0)%
Adjusted Diluted EPS[1]	$ 0.06	$ 0.18	(66.7)%
Net Cash Used In Operating Activities (YTD)	$ (133.0)	$ (31.4)	(323.6)%
Free Cash Flow[1] (YTD)	$ (146.2)	$ (41.2)	(254.9)%

- Top-line performance was primarily the result of a mid-single-digit market decline and a slower pace of home completions.
- The y-o-y decline in net income was driven by lower gross profit and higher deal-related SG&A expenses, partially offset by the initial benefits of cost actions taken in the quarter.
- Adjusted EBITDA margin[1] declined primarily due to lower volume and the related unfavorable fixed cost leverage, unfavorable mix, inflation and tariffs, partially offset by continuous improvement efforts net of inflation, cost actions implemented in the quarter and tariff mitigation efforts.

[1] Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, and Free Cash Flow are non-GAAP metrics. Please see Appendix for definitions and corresponding reconciliations to historical GAAP measures

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Near-Term Expectations

Second Quarter 2026 Outlook[1]

Market Growth

Mid- to High-Single-Digit % Decline
North American Cabinets Market

MasterBrand

Mid- to High-Single-Digit % Decline
Net Sales

$51-$61 million
Adjusted EBITDA[2]

~7.8%-8.8%
Adjusted EBITDA Margin[2]

$0.03-$0.13
Adjusted Diluted EPS[2]

- Q2 2026 end markets are expected to be down mid- to high-single-digits year-over-year.
- Net Sales and Adjusted EBITDA[2] ranges primarily reflect an anticipated modest improvement in product mix, further flow through from previously implemented pricing actions, including tariff related pricing, as well as the timing of benefit realization from our tariff mitigation and cost rationalization actions.
- Outlook reflects typical first quarter to second quarter seasonal volume uplift.
- Adjusted diluted EPS[2] guidance reflects a higher-than-normal degree of uncertainty due to potential variability in the effective tax rate.
- Outlook only reflects tariffs in effect as of May 5, 2026, and does not reflect any other potential tariffs or tariff-related impacts on company costs or end market demand.
- Outlook does not reflect any anticipated financial benefits from the pending merger with American Woodmark and does not include expected transaction or integration-related costs.
- Continuing a disciplined approach to spending while remaining committed to strategic investments in the business.

STRONG BALANCE SHEET WITH FINANCIAL FLEXIBILITY

[1] This outlook information was established by the Company on its first quarter 2026 Earnings Conference Call on May 5, 2026, and it speaks only as of that date. Its inclusion in this presentation does not constitute a reaffirmation or update of such information as of the date hereof or any other date

[2] Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Diluted EPS are non-GAAP metrics. Please see Appendix for definitions

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Estimated Tariff Exposure and Impact

Full Year 2026 Tariff Impact

Gross Tariff Costs[1]

5-6% of 2026
Net Sales
(before mitigation)

COGS Components[2]



45 - 55%
15 - 25%
25 - 35%
Materials
Labor
Overhead

- Approximately 50% of Materials costs are wood and wood-related materials
- Approximately 50% of wood and wood-related materials are domestically sourced

Components by Geographical Source[2]



< 15%
15 - 20%
70 - 80%
Domestic
Asia
Rest of World

Current Tariff Environment

- Section 122 Tariff – General 10% global tariff replacing the Liberation Day Tariffs following the Supreme Court's decision in February. Scheduled to expire July 2026, with further changes anticipated thereafter.
- Section 232 Tariffs – Including 25% tariff on lumber and wood products, kitchen cabinets and bath vanities. Scheduled increase to 50% tariff rate postponed to January 1, 2027.
- Countervailing (CVD) and Antidumping (AD) Duties on Hardwood and Decorative Plywood Imports from Vietnam, Indonesia, and China.
- MasterBrand expects to offset 100% of tariff dollar costs on a run-rate basis by the end of 2026.

[1] Gross tariff costs reflect the total incremental cost due to tariffs before any mitigation actions, and reflect only tariffs in effect as of May 5, 2026

[2] The mix of COGS components and components by geographical source may change as mitigation efforts take effect

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13 05 Appendix

14 To supplement the financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”) in this presentation, certain non-GAAP financial measures as defined under SEC rules have been included. It is our intent to provide non-GAAP financial information to enhance understanding of our financial information as prepared in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for, other financial measures prepared in accordance with GAAP. Our methods of determining these non-GAAP financial measures may differ from the methods used by other companies for these or similar non-GAAP financial measures. Accordingly, these non-GAAP financial measures may not be comparable to measures used by other companies. We use EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income margin, adjusted diluted earnings per share (“adjusted diluted EPS”), free cash flow, net debt, and net debt to adjusted EBITDA, which are all non-GAAP financial measures. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We evaluate the performance of our business based on income before income taxes, but also look to EBITDA as a performance evaluation measure because interest expense is related to corporate functions, as opposed to operations. For that reason, we believe EBITDA is a useful metric to investors in evaluating our operating results. Adjusted EBITDA is calculated by removing the impact of non-operational results and special items from EBITDA. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net sales. Adjusted net income is calculated by removing the impact of non- operational results, including non-cash amortization expense, which is not deemed to be indicative of the results of current or future operations, and special items from net income. Adjusted net income margin is calculated as adjusted net income divided by net sales. Adjusted diluted EPS is a measure of our diluted earnings per share excluding non-operational results and special items. We believe these non-GAAP measures are useful to investors as they are representative of our core operations and are used in the management of our business, including decisions concerning the allocation of resources and assessment of performance. Free cash flow is defined as cash flow from operations less capital expenditures. We believe that free cash flow is a useful measure to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of our business strategy, and is used in the management of our business, including decisions concerning the allocation of resources and assessment of performance. Net debt is defined as total balance sheet debt less cash and cash equivalents. We believe this measure is useful to investors as it provides a measure to compare debt less cash and cash equivalents across periods on a consistent basis. Net debt to adjusted EBITDA is calculated by dividing net debt by the trailing twelve months adjusted EBITDA. Net debt to adjusted EBITDA is used by management to assess our financial leverage and ability to service our debt obligations. As required by SEC rules, detailed reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure are included in the appendix of this presentation. We have not provided a reconciliation of our fiscal second quarter 2026 adjusted EBITDA, adjusted EBITDA margin and adjusted diluted EPS guidance because the information needed to reconcile these measures is unavailable due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, including restructuring and other charges, which are excluded from adjusted EBITDA, adjusted EBITDA margin, and adjusted diluted EPS. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions used for historical non-GAAP measures. Non-GAAP Financial Measures

Full Year Non-GAAP Reconciliations

(In millions, except percentages)	Fiscal Year Ended December 27, 2020	December 26, 2021	December 25, 2022	December 31, 2023	December 29, 2024	December 28, 2025
Reconciliation of Net Income to EBITDA to ADJUSTED EBITDA						
Net Income (GAAP)	**$ 145.7**	**$ 182.6**	**$ 155.4**	**$ 182.0**	**$ 125.9**	**$ 26.7**
Related party interest income, net	(2.4)	(4.6)	(12.9)	—	—	—
Interest expense	—	—	2.2	65.2	74.0	74.1
Income tax expense	50.5	55.7	58.0	56.7	42.4	19.6
Depreciation expense	48.0	44.4	47.3	49.0	57.1	67.9
Amortization expense	17.8	17.8	17.2	15.3	20.2	25.6
EBITDA (Non-GAAP Measure)	**$ 259.6**	**$ 295.9**	**$ 267.2**	**$ 368.2**	**$ 319.6**	**$ 213.9**
[1] Acquisition-related costs	—	—	—	—	25.4	28.9
[2] Restructuring charges	6.1	4.2	25.1	10.1	18.0	15.2
[3] Restructuring-related charges (adjustments)	5.3	3.7	12.7	(0.2)	—	20.5
[4] Gain on sale of asset	—	—	—	—	(4.3)	—
[5] Recognition of actuarial losses and pension settlement losses (gains)	—	—	0.2	2.9	2.7	(0.4)
[6] Purchase accounting cost of products sold	—	—	—	—	2.2	—
[7] Separation costs	—	—	15.4	2.4	—	—
[8] Asset impairment charges	9.5	—	46.4	—	—	—
[9] Costs related to pending insurance claims, net of insurance proceeds	—	—	—	—	—	3.0
[10] Allowance for credit loss	—	—	—	—	—	17.1
Adjusted EBITDA (Non-GAAP Measure)	**$ 280.5**	**$ 303.8**	**$ 367.0**	**$ 383.4**	**$ 363.6**	**$ 298.2**
NET SALES	**$ 2,469.3**	**$ 2,855.3**	**$ 3,275.5**	**$ 2,726.2**	**$ 2,700.4**	**$ 2,734.7**
Net Income Margin	**6 %**	**6 %**	**5 %**	**7 %**	**5 %**	**1 %**
Adjusted EBITDA Margin %	**11 %**	**11 %**	**11 %**	**14 %**	**13 %**	**11 %**

Note: See tick legend on slide 16

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16 [1] Acquisition-related costs are transaction and integration costs, including legal, accounting and other professional fees, severance, stock-based compensation, and other integration related costs. These charges are primarily recorded within selling, general and administrative expenses within the Condensed Consolidated Statements of Income. Acquisition-related costs are significantly impacted by the timing and complexity of the underlying acquisition related activities and are not indicative of the Company’s ongoing operating performance. The acquisition-related costs incurred in 2024 are associated with the acquisition of Supreme Cabinetry Brands, Inc., which was announced in the second quarter of fiscal 2024 and closed early in the third quarter of fiscal 2024. The acquisition-related costs in 2025 are primarily associated with the pending acquisition of American Woodmark, which is expected to close in the second calendar quarter of 2026. Costs for both acquisitions are comprised primarily of professional fees. [2] Restructuring charges are nonrecurring costs incurred to implement significant cost reduction initiatives and may consist of workforce reduction costs, facility closure costs, cessation of operations, and other costs to maintain certain facilities where operations have ceased, but which we are still responsible for. The restructuring charges for all periods presented primarily include costs related to workforce reductions, lease abandonment and asset disposals for facilities that have been closed, but not yet sold. The fiscal 2024 restructuring charges also include an asset impairment charge associated with the decision to exit a leased manufacturing facility.   [3] Restructuring-related charges (adjustments) are expenses directly related to restructuring initiatives that do not represent normal, recurring expenses necessary to operate the business, but cannot be reported as restructuring under GAAP. The restructuring-related charges for all periods presented primarily include losses on disposal of inventories from exiting product lines, losses on the sale of facilities closed as a result of restructuring actions, and costs resulting from the redeployment of equipment within the manufacturing footprint. The restructuring-related adjustments in fiscal 2023 are recoveries of previously recorded restructuring-related charges resulting from changes in estimates of accruals recorded in prior periods.    [4] Gain on sale of asset relates to a gain resulting from the sale of facilities and land on December 12, 2024. The location was previously closed in conjunction with the consolidation of our warehouse facilities to enable efficiencies and increase annual savings. This facility sold for a purchase price of $6.6 million, resulting in a $4.3 million gain recognized as a separate component of non-operating income in the Condensed Consolidated Statements of Income.   [5] We exclude the impact of actuarial gains and losses related to our U.S. defined benefit pension plan as they are not deemed indicative of future operations. In addition, during 2024, the Company offered a lump- sum benefit payout option to certain plan participants related to the decision to terminate our defined benefit pension plan, resulting in a $2.9 million non-cash settlement charge. During 2025, the Company recognized a net settlement gain of $0.4 million related to the final valuation of the pension plan.   [6] Purchase accounting cost of products sold relates to the fair market value adjustment required under GAAP for inventory obtained in the acquisition of Supreme Cabinetry Brands, Inc. All inventory obtained was sold in the third quarter of 2024.   [7] Separation costs represent one-time costs incurred directly by MasterBrand related to the separation from Fortune Brands.   [8] We exclude the impact of pre-tax impairment charges related to impairments of indefinite-lived tradenames. [9] Costs related to pending insurance claims, net of insurance proceeds, are excluded as they are not deemed indicative of future operations. The costs recognized in 2025 are related to the incurrence of insurable events within the manufacturing footprint. We are pursuing insurance recoveries and any funds received will be used to offset these costs in future periods. [10] Allowance for credit loss represents a one-time, non-cash charge resulting from the Company’s assessment of the collectability of a specific customer’s receivable balance of $17.1 million as of December 28, 2025. The reserve relates entirely to sales recognized in 2025 and arose from facts and circumstances specific to this customer. The charge is recorded within selling, general and administrative expense in the Condensed Consolidated Statements of Income and is not indicative of the Company’s ongoing operating performance. FY Non-GAAP Reconciliations Tick Legend

17 Note: See tick legend on slide 19 SUPPLEMENTAL INFORMATION (Unaudited) 13 Weeks Ended 13 Weeks Ended March 29, March 30, (U.S. Dollars presented in millions, except per share amounts and percentages) 2026 2025 1. Reconciliation of Net (Loss) Income to EBITDA to Adjusted EBITDA Net (Loss) Income (GAAP) $ (15.4) $ 13.3 Interest expense 18.4 19.4 Income tax (benefit) expense (20.7) 4.0 Depreciation expense 16.3 16.4 Amortization expense 6.4 6.4 EBITDA (Non-GAAP Measure) $ 5.0 $ 59.5 [1] Restructuring charges 12.8 4.7 [2] Restructuring-related charges 5.1 1.0 [3] Acquisition-related costs 5.6 1.6 [4] Insurance recoveries (0.5) — [5] Recognition of pension settlement charge — 0.3 Adjusted EBITDA (Non-GAAP Measure) $ 28.0 $ 67.1 2. Reconciliation of Net (Loss) Income to Adjusted Net Income Net (Loss) Income (GAAP) $ (15.4) $ 13.3 [1] Restructuring charges 12.8 4.7 [2] Restructuring-related charges 5.1 1.0 [3] Acquisition-related costs 5.6 1.6 [4] Insurance recoveries (0.5) — [5] Recognition of pension settlement charge — 0.3 [6] Amortization expense 6.4 6.4 [7] Income tax impact of adjustments (6.0) (3.5) Adjusted Net Income (Non-GAAP Measure) $ 8.0 $ 23.8 3. (Loss) Earnings per Share Summary Diluted (Loss) Earnings Per Share (GAAP) $ (0.12) $ 0.10 Impact of adjustments $ 0.18 $ 0.08 Adjusted Diluted Earnings Per Share (Non-GAAP Measure) $ 0.06 $ 0.18 Weighted average diluted shares outstanding 127.5 130.7 4. Profit Margins Net Sales (GAAP) $ 618.0 $ 660.3 Net (Loss) Income Margin percentage (GAAP) (2.5) % 2.0 % Adjusted Net Income Margin percentage (Non-GAAP Measure) 1.3% 3.6 % Adjusted EBITDA Margin percentage (Non-GAAP Measure) 4.5% 10.2 % YTD 2026 Non-GAAP Reconciliations

18 [1] Restructuring charges are nonrecurring costs incurred to implement significant cost reduction initiatives and may consist of workforce reduction costs, facility closure costs, cessation of operations and other costs to maintain certain facilities where operations have ceased, but which we are still responsible for. The restructuring charges for all periods presented primarily include costs related to workforce reductions, lease abandonment and asset disposals for facilities that have been closed, but not yet sold. During the thirteen weeks ended March 29, 2026, the Company implemented a voluntary and involuntary separation program to reduce overall headcount, primarily in our corporate functions. As a result of the workforce reduction, the Company recorded $8.1 million of one-time termination benefits during the thirteen weeks ended March 29, 2026. [2] Restructuring-related charges are expenses directly related to restructuring initiatives that do not represent normal, recurring expenses necessary to operate the business, but cannot be reported as restructuring under GAAP. The restructuring-related charges for all periods presented primarily include losses on disposal of inventories from exiting product lines, losses on the sale of facilities closed as a result of restructuring actions and costs resulting from the redeployment of equipment within the manufacturing footprint. [3] Acquisition-related costs are transaction and integration costs, including legal, accounting and other professional fees, severance, stock-based compensation and other integration related costs. These charges are primarily recorded within selling, general and administrative expenses within the Condensed Consolidated Statements of Income. Acquisition-related costs are significantly impacted by the timing and complexity of the underlying acquisition related activities and are not indicative of the Company’s ongoing operating performance. The acquisition-related costs incurred in the thirteen weeks ended March 30, 2025 are associated with the acquisition of Supreme Cabinetry Brands, Inc., which was announced in the second quarter of fiscal 2024 and closed early in the third quarter of fiscal 2024. The acquisition-related costs in the thirteen weeks ended March 29, 2026 are primarily associated with the pending acquisition of American Woodmark, which is expected to close in the second calendar quarter of 2026. Costs for both acquisitions are comprised primarily of professional fees. Certain of the acquisition-related costs incurred are deemed non-deductible for U.S. tax purposes. The tax impact of these non-deductible acquisition-related costs was $1.4 million for the thirteen weeks ended March 29, 2026. For the thirteen weeks ended March 30, 2025, all acquisition-related costs were deductible. These items are not deemed indicative of ongoing operations and have been excluded from the income tax impact of adjustments for the relevant periods. [4] Recoveries related to insurance claims are excluded as they are not deemed indicative of future operations. The amount recognized in the thirteen weeks ended March 29, 2026 related to recoveries of costs from insurable events that occurred within the manufacturing footprint in 2025. We are still pursuing insurance recoveries and any additional funds received will be deducted from Adjusted EBITDA in future periods. [5] We exclude the impact of actuarial gains and losses related to our U.S. defined benefit pension plan as they are not deemed indicative of future operations. In 2024, the Company made the decision to terminate our defined benefit pension plan. During the thirteen weeks ended March 30, 2025, the Company recognized a settlement charge of $0.3 million related to the final valuation of the pension plan. [6] We add back amortization of intangible assets in calculating adjusted net income and adjusted diluted EPS for all periods presented. Non-cash amortization expenses are not indicative of the Company’s ongoing operations. [7] In calculating adjusted net income, the tax effects of each of the adjustments described in Items [1] through [6] above have been reflected using an estimated annual effective income tax rate of 25.0 percent, which includes the impact of recurring permanent differences and state income taxes, but excludes discrete items. Discrete income tax items are adjusted in the period they are identified and may include, but are not limited to, changes in uncertain tax positions, return-to-provision adjustments, the tax effects of certain stock-based compensation, and changes in valuation allowances on deferred tax assets. Management believes this approach provides investors with a clearer understanding of the income tax provision and the estimated annual effective income tax rate applicable to the Company’s ongoing operations. YTD 2026 Non-GAAP Reconciliations Tick Legend

19 CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) March 29, March 30, (U.S. Dollars presented in millions) 2026 2025 ASSETS Current assets Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 138.4 $ 113.5 Accounts receivable, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 217.7 221.1 Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 271.7 288.7 Other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107.1 65.8 TOTAL CURRENT ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 734.9 689.1 Property, plant and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 494.0 476.2 Operating lease right-of-use assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . 182.7 63.0 Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,127.1 1,126.1 Other intangible assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 540.8 565.3 Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37.2 36.1 TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 3,116.7 $ 2,955.8 LIABILITIES AND EQUITY Current liabilities Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 175.1 $ 182.4 Current operating lease liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24.3 19.2 Other current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 154.5 160.9 TOTAL CURRENT LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 353.9 362.5 Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,084.9 1,058.2 Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 166.4 157.5 Other postretirement plan liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.8 3.6 Operating lease liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 171.1 52.2 Other non-current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16.1 15.1 TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,796.2 1,649.1 Stockholders' equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,320.5 1,306.7 TOTAL EQUITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,320.5 1,306.7 TOTAL LIABILITIES AND EQUITY . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 3,116.7 $ 2,955.8 Reconciliation of Net Debt to Adjusted EBITDA Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,084.9 1,058.2 Less: Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (138.4) (113.5) Net Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 946.5 $ 944.7 Adjusted EBITDA for Prior Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 298.2 363.6 Less: Prior Period Adjusted EBITDA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (67.1) (79.4) Plus: Current Period Adjusted EBITDA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28.0 67.1 Adjusted EBITDA (trailing twelve months) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 259.1 $ 351.3 Net Debt to Adjusted EBITDA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.7x 2.7x Non-GAAP Reconciliations

20 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) 13 Weeks Ended 13 Weeks Ended March 29, March 30, (U.S. Dollars presented in millions) 2026 2025 OPERATING ACTIVITIES Net (loss) income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ (15.4) $ 13.3 Adjustments to reconcile net (loss) income to net cash used in operating activities: Depreciation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16.3 16.4 Amortization of intangibles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.4 6.4 Restructuring charges, net of cash payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.8 3.1 Amortization of finance fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.7 0.7 Stock-based compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.3 5.1 Recognition of pension settlement charge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 0.3 Changes in operating assets and liabilities: Accounts receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (67.6) (30.0) Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (2.8) (12.2) Other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (17.2) 5.9 Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (24.6) (0.1) Accrued expenses and other current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (39.4) (38.0) Other items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.5 (2.3) NET CASH USED IN OPERATING ACTIVITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (133.0) (31.4) INVESTING ACTIVITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Capital expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (13.2) (9.8) Proceeds from the disposition of assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.2 — NET CASH USED IN INVESTING ACTIVITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (13.0) (9.8) FINANCING ACTIVITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Proceeds from revolving credit facility borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 150.0 95.0 Repayment of revolving credit facility borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (40.0) (45.0) Payment of financing fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (1.0) — Repurchase of common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (11.4) Payments of employee taxes withheld from share-based awards . . . . . . . . . . . . . . . . . . . . . (6.7) (4.5) Other items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (0.7) (0.6) NET CASH PROVIDED BY FINANCING ACTIVITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101.6 33.5 Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash . . . . . (1.1) 0.2 NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH . . . . . . . . . . . . . . . . . $ (45.5) $ (7.5) Cash, cash equivalents, and restricted cash at beginning of period . . . . . . . . . . . . . . . . . . . . . . . . . $ 183.9 $ 121.6 Cash, cash equivalents, and restricted cash at end of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 138.4 $ 114.1 Reconciliation of Free Cash Flow Net cash used in operating activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ (133.0) $ (31.4) Less: Capital expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (13.2) (9.8) Free cash flow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ (146.2) $ (41.2) Non-GAAP Reconciliations

21 YTD % Change 2025 Net Sales (millions) $ 660.3 Volume (42.0) (6.4) % Net ASP1 (1.1) (0.2) % Foreign Currency 0.8 0.1% 2026 Net Sales (millions) $ 618.0 (6.4) % 1 Net ASP (Average Selling Price) includes price/mix and other factors that could impact this measure Prior Year to Current Year Net Sales Walk